Exhibit 99.1

 Advanced Biotherapy Reports Preliminary Data in AIDS Clinical Trial

    WOODLAND HILLS, Calif.--(BUSINESS WIRE)--March 15, 2005--Following the initiation of a Phase I, FDA-approved clinical trial at the Georgetown University Medical Center to study an investigational treatment for AIDS patients failing to respond to standard antiretroviral drugs, i.e., drug resistance, Dr. Joseph A. Bellanti MD, Chief Scientific Officer of Advanced Biotherapy (OTCBB:ADVB), reported that very preliminary results of this recently initiated clinical trial appear promising and suggest a beneficial effect in the treatment of AIDS by inhibiting Tumor Necrosis Factor-alpha (TNF-alpha).
    Commenting on this announcement, Edmond Buccellato, Chief Executive and Chairman of the Board of Directors, stated, "In our opinion, the results of these very preliminary findings of a dramatic decrease in viral load support our hypothesis and gives us encouragement that we are pursuing a correct approach that may ultimately lead to an immune-based therapy in treating AIDS. The key purpose of this study is to provide further evidence that inhibiting overproduction of TNF-alpha, and other cytokines such as interferon-gamma and certain subtypes of interferon-alpha, implicated in stimulating viral replication in AIDS, may provide therapeutic benefit to those suffering from this disease. We will report more comprehensive data when it becomes available."
    Drug resistance as reported remains the single most important reason for virological failure. In the January 15, 2005 American Medical Association media briefing entitled 'HIV/AIDS: The drug resistance epidemic' HIV drug resistance was explained to mean a decrease in the ability of a drug, or combination of drugs, to prevent HIV reproduction in the body. Typically soon after anti-HIV drug treatment is started the amount of virus in the body is reduced dramatically, however, there is always a small amount of the virus that continues reproducing, despite the presence of anti-HIV drugs. The briefing also states that as the virus mutates, the drugs lose their ability to prevent the virus from reproducing, and at present there are no HIV drugs that completely stop the virus.

    About Advanced Biotherapy

    The Company has demonstrated the effectiveness of its pioneering scientific strategy in the use of therapeutic antibodies by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection, uveitis and certain autoimmune skin conditions, including psoriasis, alopecia and other autoimmune skin diseases, all mediated autoimmune diseases which appear to have the same proinflammatory activity. Advanced Biotherapy is headquartered in Los Angeles with laboratories in Columbia, Maryland. The company has an extensive patent portfolio including a number of issued patents and numerous patents pending, including anticytokine therapy to treat AIDS.

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "hope," "appears," "may," "goal," "anticipate," "estimate," "expect," "project," "intend," "planning or plans," "believe," "could," or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. There are no assurances that the Company's product candidates will receive regulatory approval. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

    CONTACT: Advanced Biotherapy, Inc., Woodland Hills, Calif.
             Edmond Buccellato, 818-883-6716
             Fax: 818-883-3353
             ed@advancedbiotherapy.com
             www.advancedbiotherapy.com